Exhibit 99.1

News For Immediate Release

Memorial Resource Development Corp. Announces Management Changes

HOUSTON, January 29, 2016 – The Board of Directors (the “Board”) of Memorial Resource Development Corp. (Nasdaq: MRD) announced today that John Weinzierl will resign as Chief Executive Officer and as a member of the Board, effective immediately to focus entirely on Memorial Production Partners LP (Nasdaq: MEMP) as its Chief Executive Officer and Chairman, positions he has held since 2011. The Board has elected Jay Graham, former Co-CEO of WildHorse Resources II, LLC, to replace Weinzierl as MRD’s Chief Executive Officer. Graham was also elected to the Board of Directors, filling the vacancy created by Weinzierl.

In announcing his transition, Weinzierl said, “Given the complexity of managing two public and affiliated companies, we have decided to focus 100% of my efforts as the CEO and Chairman of MEMP. I am truly confident that Jay is uniquely qualified to lead MRD. He has an accomplished record of exceptional results and profitable growth in developing companies in the oil and gas industry.”

“We are pleased to have a leader with Jay Graham’s vision, integrity and industry knowledge guide MRD with its continued development and growth,” said Tony Weber, Chairman of the Board. “I join the Board in sincerely thanking John for his leadership and dedication to MRD. Both have been instrumental in the development of Terryville Field and positioning MRD to deliver shareholder value for years to come.”

Weber continued: “Jay is a strong and experienced executive, who successfully led WildHorse Resources during the initial development of the Terryville Field, has a significant ownership position in MRD, represented by over 11 million shares, and the Board is confident that he can effectively lead MRD to continued financial and operational success.”

“I’m excited about the opportunity to build on the foundation created at MRD,” Graham said. “With our dedicated employees, top-tier assets, unwavering focus on execution and financial strength, I’m confident MRD can achieve its vision as a premier North American independent exploration and production company.”

Graham has 23 years of experience in the oil and gas industry, notably with Halliburton, Devon Energy and Anadarko Petroleum in various technical and leadership capacities. In 2007, Graham co-founded WildHorse Resources, LLC and subsequently acquired Petrohawk Energy’s interests in Terryville Field in 2010. WildHorse Resources, LLC drilled the initial horizontal wells in Terryville Field and operated as a subsidiary of MRD prior to MRD’s initial public offering in 2014. Graham has a Bachelor of Science degree in petroleum engineering from Texas A&M University.

Highlights of Graham’s management and executive accomplishments in North Louisiana and Terryville Field include:

●	Former Co-CEO and Co-Founder of WildHorse Resources II, LLC

●	Former President and Co-Founder of WildHorse Resources, LLC

●	Current MRD share ownership position of 11.6 million shares

●	Drilled the first 55 horizontal wells in the Terryville Field and 64 total horizontal Cotton Valley wells in North Louisiana

●	Applied for and received the first Cotton Valley cross unit lateral approval for a horizontal well in North Louisiana in 2013 allowing for the successful development of the Terryville Field

●	Instrumental in leading Anadarko Petroleum’s first horizontal well in the Carthage Field in 2007

About Memorial Resource Development Corp.

Memorial Resource Development Corp. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties primarily in North Louisiana. For more information, please visit our website at www.memorialrd.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “will,” “could,” “plans,” “forecast,” “believes,” “continue,” “estimates,” “potential,” “expects” and similar references to future periods. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond MRD’s control. All statements, other than historical facts included in this press release, that address activities, events or developments that MRD expects or anticipates will or may occur in the future, including such things as MRD’s future production or capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of MRD’s business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although MRD believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

MRD cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond MRD’s control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in MRD’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by MRD will be realized, or even if realized, that they will have the expected consequences to or effects on MRD, its business or operations. MRD has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Memorial Resource Development Corp.

Hays Mabry – Manager, Investor Relations

(713) 588-8339

ir@memorialrd.com

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